Exhibit (g)(1)

FIRST AMENDMENT TO THE

ETF CUSTODY AGREEMENT

THIS FIRST AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the ETF Custody Agreement dated as of November 8, 2023 (the “Agreement”), is entered into by and between THEMES ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the following funds:

●	Themes Junior Gold Miners ETF
●	Themes Silver Miners ETF
●	Themes Robotics & Automation ETF

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

THEMES ETF TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jose C. Gonzalez Navarro	By:	/s/ Gregory Farley

Name:	Jose C. Gonzalez Navarro	Name:	Gregory Farley

Title:	Director	Title:	Sr. Vice President

Date:	03/09/2024	Date:	March 15, 2024

Exhibit A to the

ETF Custody Agreement

Separate Series of Themes ETF Trust

Name of Series

Themes US R&D Champions ETF

Themes Cloud Computing ETF

Themes Cybersecurity ETF

Themes Gold Miners ETF

Themes Future of Farming ETF

Themes Airlines ETF

Themes European Luxury ETF

Themes Natural Monopoly ETF

Themes US Cash Flow Champions ETF

Themes US Small Cap Cash Flow Champions ETF

Themes Generative Artificial Intelligence ETF

Themes Global Systemically Important Banks ETF

Themes Junior Gold Miners ETF

Themes Silver Miners ETF

Themes Robotics & Automation ETF